Exhibit 99.1

              Quovadx to Announce First and Second Quarter
                 2004 Financial Results on August 16


    ENGLEWOOD, Colo.--(BUSINESS WIRE)--Aug. 16, 2004--Quovadx, Inc. (Nasdaq:QVDXE), a global software and vertical solutions company, today announced that it will release its first quarter and second quarter 2004 financial results today, Monday, August 16, 2004. In conjunction with the release, Quovadx will host a conference call, which will broadcast simultaneously live over the Internet. Harvey A. Wagner, acting president and chief executive officer and Melvin L. Keating, acting chief financial officer, will host the call.

    Monday, August 16, 2004, 5:30 P.M. EDT
    WEBCAST: http://www.quovadx.com/investors/calendar.jsp

    The online archive of the broadcast will be available at the above link within two hours of the live call. If you are unable to access the Webcast, a replay of the conference call will be available approximately two hours after the live call by dialing 888-203-1112 and entering passcode 896304. The replay will be available through August 31, 2004.

    About Quovadx, Inc.

    Quovadx, Inc. (Nasdaq:QVDXE), a global software and services firm based in Englewood, Colorado, has helped more than 20,000 enterprise customers worldwide develop, extend and integrate applications based on open standards. Quovadx is comprised of three primary divisions, the Rogue Wave Software division, which provides reusable software components and services that facilitate application development, the Integration Solutions division, which offers vertically specific solutions to improve processes and leverage existing technology systems and the CareScience division, which provides care management services to hospitals and health systems and is a pioneer in community-wide clinical data exchange. Quovadx serves companies in healthcare, financial services, telecommunications, the public sector, manufacturing, and life sciences. Quovadx operates internationally. For more information, please visit http://www.quovadx.com.


    CONTACT: Quovadx, Inc.
             Larry Thede, 720-554-1346 (investors)
             larry.thede@quovadx.com
             Andrea Lashnits, 720-554-1246 (media)
             andrea.lashnits@quovadx.com